24(b)(4)
                           Specimen Stock Certificates


                              The AAL Mutual Funds

                              ---------------------
                                  Name of Fund

                              ---------------------
                                  Name of Class

                         A Massachusetts Business Trust



     This certifies that  ______________________________________ is the owner of
________ shares of beneficial interest, $.01 par value, of The AAL Mutual Funds,
_____________________________  established  as a Trust under the laws of the
      (Name  of  Fund)         Commonwealth  of  Massachusetts  by a Declaration
of Trust effective March 13, 1987. The interest represented hereby is transferable only on the books of the Trust by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate to the Transfer Agent properly endorsed.
     This Certificate is not valid unless countersigned by the Transfer Agent. IN WITNESS WHEREOF, the said Trust has caused this Certificate to be signed by its facsimile signatures of its duly authorized officers, and the facsimile of its Trust Seal.

Dated: ________________________

/s/ Robert G. Same                           /s/ Ronald G. Anderson
Secretary                                    President